Exhibit 21.1

QUANTA SERVICES, INC. - SUBSIDIARIES LIST

The following is a list of the significant subsidiaries of Quanta Services, Inc. showing the place of incorporation or organization and the names under which each subsidiary does business. The names of certain subsidiaries may be omitted if such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Formation
1 Diamond, LLC Cutting Technology - 1 Diamond, LLC	Delaware
1Diamond AS	Norway
618232 Alberta Ltd.	Alberta
8246408 Canada Inc. G-TEK G-Vac	Quebec
Advanced Electric Systems, LLC Advanced Utility Testing & Maintenance, LLC Utility Testing & Maintenance, LLC	Delaware
Allteck Line Contractors, Inc	British Columbia
Apprenticeship Programs, Inc.	Idaho
Arcanum Chemicals, LLC Arcanum Raven (Infrastructure) Holding Company, LLC	Delaware
Arnett & Burgess Oil Field Construction Limited	Alberta
Arnett & Burgess Pipeliners (Rockies) LLC	Delaware
Arnett & Burgess Pipeliners Ltd.	Alberta
B&N Clearing and Environmental, LLC	Delaware
Banister Pipelines Constructors Corp.	British Columbia
Brent Woodward, Inc.	Oregon
Brink Constructors, Inc. Brink Constructors, Inc. A Corporation Of South Dakota	South Dakota
Canadian Utility Construction Corp.	Canada
CAN-FER Utility Services, LLC	Delaware
Cat-Spec, Ltd. Cat Spec, Ltd. CAT SPEC, LTD Cat Spec, Ltd. L.P. CAT-Spec Limited Partnership	Texas
Citadel Industrial Services, Ltd. Citadel Industrial Services, L.P. Citadel Industrial Services, Ltd. Limited Partnership Citadel Industrial Services, Ltd., L.P.	Texas
Clear Power Alaska Joint Venture, LLC	Delaware
Coe Drilling Pty Ltd.	Victoria, Australia
Conam Construction Co.	Texas
Consolidated Power Projects Australia Pty Ltd	Adelaide, Australia
Conti Communications, Inc.	Delaware
Crux Subsurface Canada Ltd.	British Columbia
Crux Subsurface, Inc.	Delaware
Dacon Corporation	Delaware

Subsidiary	Jurisdiction of Formation
Dashiell Corporation Dacon Corporation Dashiell (DE) Corporation Dashiell Corporation DBA Dashiell (DE) Corporation	Delaware
Digco Utility Construction, L.P. Digco Utility Construction Limited Partnership	Delaware
DNR Pressure Welding Ltd.	Alberta
Domino Highvoltage Supply Inc.	British Columbia
Domino Highvoltage Supply, LLC	Delaware
Dorado Specialty Services, Ltd. Dorado Specialty Services, L.P. Dorado Specialty Services, Ltd. Limited Partnership	Texas
EHV Power ULC EHV Power ULC Corp.	British Columbia
Elite Fabrication, Ltd. Elite Fabrication, LP	Texas
Elite Piping & Civil, Ltd. Elite Piping & Civil Limited Partnership Elite Piping & Civil Ltd, L.P. Elite Piping & Civil, L.P.	Texas
Elite Turnaround Specialists, Ltd.
    Elite Turnaround Specialists Limited Partnership
    Elite Turnaround Specialists Ltd. L.P.
    ELITE TURNAROUND SPECIALIST, LTD
    Elite Turnaround Specialists, Ltd. Limited Partnership
Texas
Energy Consulting Group, LLC	Delaware
Enscope Pty Ltd	Perth, Western Australia
FIC GP, LLC	Delaware
Field Personnel Services, LLC	Delaware
First Infrastructure Capital Advisors, LLC	Delaware
First Infrastructure Capital GP, L.P.	Delaware
Five Points Construction Co.	Texas
Grid Creative, Inc.	Idaho
Grid Manufacturing Corporation	Idaho
Grid Training Corporation Northwest Lineman College	Idaho
H.L. Chapman Pipeline Construction, Inc.	Delaware
Hargrave Power, Inc. Hargrave Power, Inc.	Delaware
Haverfield International Incorporated	Delaware
Heritage Midstream, LLC	Delaware
Infraestructura ETP de Mexico, S. de R.L. de C.V	Mexico
InfraSource Construction, LLC Infrasource Iowa Underground, LLC InfraSources Construction, LLC IUC ILLINOIS, LLC QS Mats Trans Tech Electric	Delaware
InfraSource Field Services, LLC	Delaware
InfraSource Installation, LLC	Delaware
InfraSource Services, LLC	Delaware
Integracion Tecnologica del Perú, SAC	Perú

Subsidiary	Jurisdiction of Formation
Intermountain Electric, Inc.
    Grand Electric
    IM Electric, Inc.
    Ime - Intermountain Electric, Inc.
    Intermountain Electric, Inc., which will do business
    in California as: Colorado IM Electric
    Intermountain Electric, Inc. A Corporation of Colorado
Colorado
IonEarth, LLC	Michigan
Irby Construction Company Irby Construction Company, Inc.	Mississippi
Island Mechanical Corporation	Hawaii
J.C.R. Construction Co., Inc. J.C.R. Utility Construction Co.	New Hampshire
J.W. Didado Electric, LLC	Delaware
JBT Electric, LLC	Texas
JET Tank Service, LLC Quanta Tank Services	Oklahoma
Lazy Q Ranch, LLC (De) Lazy Q Ranch, LLC DE Lazy Q Ranch, LLC	Delaware
Lazy Q Training Center, LLC The Lazy Q Lineman School	Delaware
Lex Engineering Ltd.	British Columbia
Lindsey Electric, L.P.	Texas
M. G. Dyess, Inc.	Mississippi
M. J. Electric, LLC
    Great Lakes Line Builders
    Iron Mountain M.J. Electric, LLC
    M.J. Electric, LLC - Iron Mountain
    M.J. Electric, LLC DBA M. J. Electric Iron Mountain, LLC
    M. J. ELECTRIC, LLC IRON MOUNTAIN
    M.J. Electric, LLC Iron Mountain
Delaware
Mears Canada Corp.	Nova Scotia
Mears Equipment Services, LLC Infrasource of Pa, LLC QPS Global Services	Delaware
Mears Group Pty Ltd	Victoria, Australia
Mears Group, Inc. De Mears Group De Mears Group, Inc. Enscope Ranger Directional	Delaware
Mears Integrity Pty Ltd	Victoria, Australia
Mears Pipeline Pty Ltd.	Victoria, Australia
Mearsmex S. de R.L. de C.V.	Mexico
Mejia Personnel Services, Inc.	Texas
Microline Technology Corporation	Michigan
MJE LEE Joint Venture Agreement	Delaware
MJE/ B&B Joint Venture Agreement	Michigan
MJE/PDE Joint Venture	Delaware
MTS Quanta, LLC Mercer Technical Services MTS Field Services MTS Field Services (Richmond Co)	Texas
MTS Quanta, LLC	TX
N.J. Construction Pty Ltd	Australia

Subsidiary	Jurisdiction of Formation
Nacap PNG Limited	Papua New Guinea
Nacap Pty Ltd.	Victoria, Australia
NLC CA., Inc.	Idaho
NLC FL., Inc. Northwest Lineman Center	Idaho
NLC ID., Inc. Northwest Lineman College	Idaho
NLC TX., Inc. Northwest Lineman Center Northwest Lineman Training Center Northwest Lineman Training Center, Inc.	Idaho
North Houston Pole Line, L.P. North Houston Pole Line Limited Partnership QUANTA FOUNDATION SERVICES	Texas
Northern Powerline Constructors, Inc. Chatham Electric	Alaska
NorthStar Energy Services, Inc.
    NC Northstar Energy Services, Inc
    Quanta Underground Services
    Quanta Underground Services (Culpeper Co)
    Quanta Underground Services (Spotsylvania Co)
    Quanta Underground Services, Inc.
North Carolina
Northstar Sharp’s Foundation Specialists Ltd.	Alberta
Nova Constructors LLC	Japan
Nova Constructors LTD	United Kingdom
Nova Equipment Leasing, LLC	Washington
Nova Group, Inc. NGI Construction NGI Construction, Inc. NGI Construction, Inc. (FN) NGI Group, Inc. (CA) Nova Group, Inc. DBA NGI Construction	California
Nova Group, Inc. - Probst Electric JV	California
Nova NextGen Solutions, LLC	Delaware
NPC Energy Services LLC	Alaska
O. J. Pipelines Canada Corporation	New Brunswick
O. J. Pipelines Canada Limited Partnership	Alberta
One Call Locators Canada Ltd.	Canada
PAR Electrical Contractors, Inc.
    Computapole
    Didado Utility Company, Inc.
    J.W. Didado Electric
    J.W. Didado Electric, Inc.
    Longfellow Drilling
    Riggin & Diggin Line Construction
    Seaward
    Seaward Corp
    Seaward Corporation
Missouri
Par Internacional, S. de R.L. de C.V.	Mexico
Performance Energy Services, L.L.C.	Louisiana
Phasor Engineering Inc.	Alberta
Phoenix North Constructors Inc.	British Columbia
Phoenix Power Group, Inc.	Delaware
Phoenix Power Group-Ferreira Construction Co. JV	Delaware
Potelco, Inc. Potelco, Incorporated	Washington
Power Delivery Program, Inc.	Idaho

Subsidiary	Jurisdiction of Formation
Price Gregory International, Inc.	Delaware
Price Gregory Services, LLC	Delaware
Probst Electric, Inc. Probst Construction, Inc. Utility Fleet Services	Utah
QES GP, LLC	Delaware
QGSI-USA Emergency Power, LLC	Delaware
QP Energy Services, LLC	Delaware
QPS Engineering LTD. Quanta Inspection Services Quanta Resource Development	Alberta
QPS Engineering, LLC QPS Engineering PLLC QPS Environmental QPS Global QPS Global Services QPS Global Services (Richmond Ci) QPSE	Delaware
QSI Engineering, Inc.	Delaware
QSI Finance (Australia) Pty Ltd.	Victoria, Australia
QSI Finance (Cayman) Pvt. Ltd.	Cayman Islands
QSI Finance Canada ULC	British Columbia
QSI Finance GP (US) LLC	Delaware
QSI Finance I (US), LP	Delaware
QSI Finance II (Australia) Pty Ltd.	Victoria, Australia
QSI Finance II (Lux) S.à r.l	Luxembourg
QSI Finance III (Canada) ULC	British Columbia
QSI Finance III (Lux) SARL	Luxemburg
QSI Finance IV (Canada) ULC	British Columbia
QSI Finance IX (Canada) Limited Partnership	British Columbia
QSI Finance V (US), L.P.	Delaware
QSI Finance VI (Canada) ULC	British Columbia
QSI Finance VII (Canada) Limited Partnership	British Columbia
QSI Finance VIII (Canada) ULC	British Columbia
QSI Finance X (Canada) ULC	British Columbia
QSI, Inc.	Delaware
QSN Lux Holdings I S.C.Sp.	Luxembourg
QSN Lux Holdings I S.C.Sp.	Luxembourg
QSN Lux Holdings III S.C.Sp.	Luxembourg
QSN Lux Holdings IV S.C.Sp.	Luxembourg
QTSL, LLC	Delaware
Quanta APL GP Ltd.	British Columbia
Quanta APL LP I Ltd.	British Columbia
Quanta APL LP II Ltd.	British Columbia
Quanta Asset Management LLC	Delaware
Quanta Associates, L.P.	Texas
Quanta Aviation Services, LLC	Delaware
Quanta Canada GP ULC	British Columbia
Quanta Canada Holdings II ULC	British Columbia
Quanta Canada Holdings III Limited Partnership	British Columbia
Quanta Canada Holdings LP	Alberta
Quanta Canada III GP Ltd.	British Columbia

Subsidiary	Jurisdiction of Formation
Quanta Capital GP, LLC	Delaware
Quanta Capital LP, L.P.	Delaware
Quanta Capital Solutions, Inc.	Delaware
Quanta Cares	Texas
Quanta Electric Power Construction, LLC	Delaware
Quanta Electric Power Services, LLC	Delaware
Quanta Energized Innovations Ltd.	British Columbia
Quanta Energized Services of Canada Ltd.	British Columbia
Quanta Energized Services U.S., LLC	Delaware
Quanta Energy Services, LLC	Delaware
Quanta Equipment Company, LLC	Delaware
Quanta Government Solutions, Inc.	Delaware
Quanta Infrastructure Services, LLC	Delaware
Quanta Infrastructure Services, S. de R.L. de C.V.	Mexico
Quanta Inline Devices, LLC	Texas
Quanta Insurance Company, Inc.	Texas
Quanta International Holdings II, Ltd.	British Virgin Islands
Quanta International Holdings III, Ltd.	British Virgin Islands
Quanta International Holdings, Ltd.	British Virgin Islands
Quanta International Limited	British Virgin Islands
Quanta Kingsvale LP Ltd.	British Columbia
Quanta Marine Services, LLC	Delaware
Quanta Middle East, LLC	Qatar
Quanta Pipeline Services, Inc. QPS Flint Construction QPS Flint Tank Services QPS Professional Services Quanta Environmental Solutions Quanta EPC Services Quanta Tank Services	Delaware
Quanta Power Australia Pty Ltd	Australia
Quanta Power Generation, Inc.	Delaware
Quanta Power Solutions India Private Limited	New Delhi, India
Quanta Services Africa (PTY) Ltd.	South Africa
Quanta Services Australia Pty Ltd.	Victoria, Australia
Quanta Services Chile SpA	Chile
Quanta Services Colombia S.A.S.	Colombia
Quanta Services Costa Rica, Ltda.	Costa Rica
Quanta Services Guatemala, Ltda.	Guatemala
Quanta Services International Holdings LP	Alberta
Quanta Services Management Partnership, L.P. Quanta Services Management Partnership LP	Texas
Quanta Services Netherlands B.V.	Netherlands
Quanta Services of Canada Ltd.	British Columbia
Quanta Services Panamá, S. de R.L.	Panama
Quanta Services Perú S.A.C.	Perú
Quanta Services Puerto Rico, LLC	Puerto Rico
Quanta Subsurface Canada, Ltd.	British Columbia
Quanta Subsurface, LLC	Delaware
Quanta Technology Canada ULC	British Columbia
Quanta Technology UK Ltd.	United Kingdom

Subsidiary	Jurisdiction of Formation
Quanta Technology, LLC Delaware Quanta Technology, LLC	Delaware
Quanta Tecnologia do Brasil Ltda.	Brazil
Quanta Telecommunication Services, LLC Quanta Telecom Quanta Telecom Services Quanta Telecommunication Services Quanta Telecommunications Services, LLC Utility Line Management Services, Inc.	Delaware
Quanta Utility Engineering Services, Inc.	Missouri
Quanta Utility Installation Company, Inc.	Delaware
Quantecua Cia. Ltda.	Ecuador
Realtime Engineers, Inc.	Delaware
Realtime Utility Engineers, Inc. Infrasource Engineering Company, PC	Wisconsin
Redes Andinas de Comunicaciones S.R.L.	Perú
RMS Holdings, LLC RMS Holdings, LLC (Delaware) RMS Welding Systems Rms Welding Systems LLC RMS Welding Systems, LLC RMS Welding Systems, LLC (RMS Holdings, LLC) Rms Welding, LLC	Delaware
Road Bore Corporation	Hawaii
Service Electric Company P.D.G. Electric Service EC (DE), Inc. Service Electric Company (DE) Service Electric Company of Delaware Service Electric Company, Inc.	Delaware
Servicios de Infraestructura del Perú S.A.C.	Perú
Servicios Par Electric, S. de R.L. de C.V.	Mexico
Southwest Trenching Company, Inc.	Texas
Specialty Tank Services, Ltd.
    Specialty Tank Services Limited Partnership
    Specialty Tank Services, L.P.
    Specialty Tank Services, Limited Partnership
    Specialty Tank Services, LP
    Specialty Tank Services, Ltd. (LP)
    Specialty Tank Services, Ltd. Limited Partnership
    Specialty Tank Services, Ltd. LP
Texas
Stronghold General, LLC	Texas
Stronghold Inspection, Ltd. Stronghold Inspection, L.P. Stronghold Inspection, Limited Partnership Stronghold Inspection, Ltd. Limited Partnership Stronghold Inspection, Ltd., L.P.	Texas
Stronghold Specialty General, LLC	Texas
Stronghold Specialty, Ltd.	Texas
Stronghold Tower Group, Ltd.	Texas
Stronghold VI, LLC	British Virgin Islands
Stronghold, Ltd. Stronghold, Limited Partnership Stronghold Ltd. Limited Partnership	Texas
Subterra Damage Prevention Specialists Ltd.	Canada
Summit Line Construction, Inc. Summit Line Construction	Utah
Sumter Utilities, Inc.	Delaware

Subsidiary	Jurisdiction of Formation
T. G. Mercer Consulting Services, Inc.	Texas
TC Infrastructure Services Ltd.	British Columbia
The Aspen Utility Company, LLC	Texas
The ComTran Group, Inc.	Georgia
The Ryan Company, Inc.
    Ryan Company, Inc. of Massachusetts
    Ryan Company, Inc.(The)
    Ryan Company, Inc., The
    The Massachusetts Ryan Company, Inc.
    The Ryan Company Inc Of Massachusetts
    The Ryan Company Inc. of Massachusetts
    The Ryan Company Incorporated Of Massachusetts
    The Ryan Company of Massachusetts
    The Ryan Company of Massachusetts (FN)
    The Ryan Company of Massachusetts, Inc.
    The Ryan Company, Inc. (Massachusetts)
    The Ryan Company, Inc. of Massachusetts
    The Ryan Company, Incorporated Electrical Contractors
Massachusetts
Tom Allen Construction Company TA Construction Tom Allen Construction Company Inc. Tom Allen Construction Company of Delaware	Delaware
TurnKey Automation, Ltd. TurnKey Automation Limited Partnership Turnkey Automation, Ltd. L.P. TurnKey Automation, Ltd. Limited Partnership	Texas
Underground Construction Co., Inc. Delaware Underground Construction Co. Ucc - Underground Construction Co. UCC Underground Construction Co., Inc. Underground Construction Co., Inc. (Delaware)	Delaware
Underground Electric Construction Company, LLC	Delaware
Utility Training Services Corporation	Idaho
Valard Construction (Ontario) Ltd.	Ontario
Valard Construction (Quebec) Inc.	Quebec
Valard Construction 2008 Ltd. Valard Construction LP	Alberta
Valard Construction LP	Alberta
Valard Equipment (AB) Ltd.	British Columbia
Valard Equipment GP Ltd.	Alberta
Valard Equipment Limited Partnership	Alberta
Valard Geomatics (Ontario) Ltd.	Ontario
Valard Geomatics Ltd.	Alberta
Valard Land Surveying Ltd.	British Columbia
Valard Mechanical Ltd.	British Columbia
Valard Norway AS	Norway
VALARD Polska sp. z o.o.	Poland
Valard Sweden AB	Sweden
Valard Zagreb d. o. o.	Croatia
Winco, Inc.
    Winco Powerline Services
    Winco Powerline Services Inc.
    Winco Powerline Services, Inc.
    Winco, Inc. an Oregon Based Corporation
    Winco, Inc. D/B/A Winco Powerline Services
    Winco, Inc. DBA Winco Services Inc.
    Winco, Inc. which will do business in California as: Winco
    Helicopters
Oregon